As filed with the Securities and Exchange Commission on March 7, 2003
                                                  Registration No. 333- ________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------

                         FRANKFORT FIRST BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                            61-1271129
-------------------------------                             --------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                              216 WEST MAIN STREET
                         FRANKFORT, KENTUCKY 40602-0535
                    ----------------------------------------
                    (Address of Principal Executive Offices)

            FRANKFORT FIRST BANCORP, INC./FIRST FEDERAL SAVINGS BANK
                         JUNIOR OFFICER RECOGNITION PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                             DON JENNINGS, PRESIDENT
                          FRANKFORT FIRST BANCORP, INC.
                              216 WEST MAIN STREET
                         FRANKFORT, KENTUCKY 40602-0535
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (502) 223-1658
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                           GARY R. BRONSTEIN, ESQUIRE
                       STRADLEY RONON STEVENS & Young, LLP
                         1220 19th Street NW, Suite 600
                              Washington, DC 20036
                                  202-419-8401

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
Title of Each                                   Proposed Maximum        Proposed Maximum       Amount Of
Class Of Securities        Amount To Be          Offering Price        Aggregate Offering     Registration
To Be Registered              Registered (1)         Per Share                Price              Fee
----------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value                  8,000               $17.06 (2)              $136,480 (2)         $11.04
==========================================================================================================

(1) Maximum number of shares issuable under the Frankfort First Bancorp, Inc./First Federal Savings Bank Junior Officer Recognition Plan, as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.
(2) Pursuant to Rule 457(h), the shares being registered hereby are based upon the average of the bid and asked selling prices of the common stock of the Registrant as reported on the Nasdaq Stock Market on March 3, 2003 of $17.06 per share ($136,480 in the aggregate).

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
------

     *This Registration Statement relates to the registration of 8,000 shares of Common Stock, $.01 par value per share, of Frankfort First Bancorp, Inc. (the "Company") reserved for issuance and delivery under the Frankfort First Bancorp, Inc./First Federal Savings Bank Junior Officer Recognition Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

     Frankfort First Bancorp, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, NW, Washington, DC 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following  documents are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 filed with the Commission on September 30, 2002 (Commission File No. 0-26360).

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Commission on November 14, 2002 (Commission File No. 0-26360).

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2002 filed with the Commission on February 7, 2003 (Commission File No. 0-26360).

     (d) The description of the Company's Securities as contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 3, 1995.

     ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY PURSUANT TO SECTIONS 13(a), 13(c), 14, AND 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AFTER THE DATE HEREOF AND PRIOR TO THE TERMINATION OF THE OFFERING OF THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK") SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------

     Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

     In addition to and apart from the indemnification provided for in the Delaware General Corporation Law, as from time to time amended, the Company shall provide indemnification to its directors as outlined in Article XVII of the Company's Certificate of Incorporation as stated below:

     A. Persons.  The  Corporation  shall  indemnify,  to the extent provided in
        -------
paragraphs B, D or F:

          (1) any person who is or was a director, officer, employee, or agent of the Corporation; and

          (2) any person who serves or served at the Corporation's  request as a
     director,   officer,   employee,  agent,  partner  or  trustee  of  another
     corporation, partnership, joint venture, trust or other enterprise.

     B.  Extent  --  Derivative  Suits.  In case  of a  threatened,  pending  or
         -----------------------------
completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph C, for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

     C.  Standard--  Derivative  Suits.  In case  of a  threatened,  pending  or
         -----------------------------
completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

          (1) he is successful on the merits or otherwise; or

          (2) he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article
     XV) not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     D.  Extent --  Nonderivative  Suits.  In case of a  threatened,  pending or
         -------------------------------
completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

     E.  Standard--  Nonderivative  Suits.  In case of a  nonderivative  suit, a
         --------------------------------
person named in paragraph A shall be indemnified only if:

          (1) he is successful on the merits or otherwise; or

               (2) he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XV) not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its
                                                        ----  ----------
          equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this subparagraph E(2).

     F.  Determination  That  Standard  Has Been Met. A  determination  that the
         -------------------------------------------
standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in subparagraph C(2) (second sentence), the determination may be made by:

               (1) the board of directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or

               (2) independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum) in a written opinion; or

               (3) the stockholders of the Corporation.

     G. Proration. Anyone making a determination under paragraph F may determine
        ---------
that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     H.  Advance  Payment.  The  Corporation  shall pay in advance any  expenses
         ----------------
(including attorneys' fees) which may become subject to indemnification under paragraphs A through G if:

               (1) the board of directors authorizes the specific payment; and

               (2) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Corporation under paragraphs A through G.

     I.  Nonexclusive.  The  indemnification  and  advance  payment of  expenses
         ------------
provided by paragraphs A through H shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     J. Continuation. The indemnification provided by this Article XVII shall be
        ------------
deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article XVII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A through H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

     K. Insurance. The Corporation may purchase and maintain insurance on behalf
        ---------
of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A through H.

     L. Intention and Savings  Clause.  It is the intention of this Article XVII
        -----------------------------
to provide for indemnification to the fullest extent permitted by the General Corporation Law of the State of Delaware, and this Article XVII shall be interpreted accordingly. If this Article XVII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article XVII that shall not have been invalidated and to the full extent permitted by applicable law. If the General Corporation Law of the State of Delaware is amended, or other Delaware law is enacted, to permit further or additional indemnification of the persons defined in this Article XVII A, then the indemnification of such persons shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, or such other Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

     Not Applicable.

ITEM 8.  EXHIBITS
------

     The exhibits scheduled to be filed or included as part of this Registration Statement are as follows:

  5 Opinion of Stradley Ronon Stevens & Young, LLP as to the validity of the Common Stock being registered

 23.1 Consent of Stradley Ronon Stevens & Young (appears in their opinion filed as Exhibit 5)

 23.2     Consent of Grant Thornton LLP

 24       Power of Attorney  (contained in signature  page to this  Registration
          Statement)

 99.1 Frankfort First Bancorp, Inc./First Federal Savings Bank Junior Officer Recognition Plan

 99.2     Form of Notice of Award

ITEM 9.  UNDERTAKINGS
------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment is incorporated by reference from the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Frankfort, Commonwealth of Kentucky, on February 11, 2003.



                                  FRANKFORT FIRST BANCORP, INC.


                                  By: /s/ Don Jennings
                                      ------------------------------------------
                                      Don Jennings
                                      President and Chief Executive Officer
                                      (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned Directors of Frankfort First Bancorp, Inc., hereby severally constitute and appoint Don Jennings, who may act, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Don Jennings, who may act, may deem necessary or advisable to enable Frankfort First Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Frankfort First Bancorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Don Jennings, shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                                        Title                                         Date
     ----------                                        -----                                         ----

By: /s/ Don Jennings
    --------------------------------
       Don Jennings                                 President and Chief Executive                   February 11, 2003
                                                    Officer (Principal Executive
                                                    Officer)

By:  /s/ William C. Jennings                        Chairman of the Board                           February 6, 2003
     -------------------------------
       William C. Jennings


By: /s/ R. Clay Hulette                             Vice President                                  February 20, 2003
    --------------------------------                (Principal Financial and Accounting
       R. Clay Hulette                              Officer)


By:  /s/ Danny A. Garland                           Vice President and Director                     February 20, 2003
     --------------------------------
       Danny A. Garland



By: /s/ Charles A. Cotton, III                      Director                                        February 11, 2003
    --------------------------------
       Charles A. Cotton, III


By: /s/ David Eddins                                Director                                        February 11, 2003
    --------------------------------
       David Eddins


By: /s/ William M. Johnson                          Director                                        February 11, 2003
    --------------------------------
       William M. Johnson


By: /s/ Frank McGrath                               Director                                        February 11, 2003
    --------------------------------
       Frank McGrath


By:                                                 Director
    --------------------------------
       Herman D. Regan, Jr.


By: /s/ C. Michael Davenport                        Director                                        February 11, 2003
    --------------------------------
       C. Michael Davenport

                                INDEX TO EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------

    5 Opinion of Stradley Ronon Stevens & Young, LLP as to the validity of the Common Stock being registered

   23.1 Consent of Stradley Ronon Stevens & Young (appears in their opinion filed as Exhibit 5)

   23.2           Consent of Grant Thornton LLP

   24 Power of Attorney (contained in signature page to this Registration Statement)

   99.1 Frankfort First Bancorp, Inc./First Federal Savings Bank Junior Officer Recognition Plan

   99.2           Form of Notice of Award